REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

To the Board of Directors and Shareholders
Z-Seven Fund, Inc.

We have audited the accompanying statement
of assets and liabilities of the Z-Seven
Fund, Inc., including the schedule of
investments, as of December 31, 2006,
the related statement of operations for
the year then ended, the statement of
changes in net assets for each of the two
years in the period then ended and the
financial highlights for each of the five
years in the period then ended.   These
financial statements and financial
highlights are the responsibility of the
Funds management.   Our responsibility is
to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with
standards of the Public Company Accounting
Oversight Board (U.S.).   Those standards
require that we plan and perform the audit
to obtain reasonable assurance about whether
the financial statements and financial
highlights are free of material misstatement.
The Fund is not required to have, nor were
we engaged to perform, an audit of its
internal control over financial reporting.
Our audits included consideration of
internal control over financial reporting
as a basis for designing audit procedures
that are appropriate in the circumstances,
but not for the purpose of expressing an
opinion on the effectiveness of the Funds
internal control over financial reporting.
Accordingly, we express no such opinion.
An audit includes examining, on a test
basis, evidence supporting the amounts
and disclosures in the financial statements.
Our procedures included confirmation of
securities owned as of December 31, 2006,
by correspondence with the custodian.
An audit also includes assessing the
accounting principles used and significant
estimates made by management, as well as
evaluating the overall financial statement
presentation.   We believe that our audits
provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Z-Seven Fund, Inc. as of December 31, 2006, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
February 16, 2007